Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT, dated as of August 10, 2026 (the “Agreement”), is by and between Prive Parent, Inc., a Delaware corporation (“Parent”), and the holder of the Securities (as defined below) set forth on Schedule A hereto (the “Holder”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Parent, Prive Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and Bowman Consulting Group Ltd., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented in accordance with its terms from time to time, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving entity, on the terms and subject to the conditions of the Merger Agreement;

WHEREAS, the Holder is the Beneficial Owner (as defined below) of the number of shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) set forth opposite the Holder’s name on Schedule A hereto (collectively, the “Securities”);

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and an inducement to Parent entering into the Merger Agreement, the Holder is entering into this Agreement with respect to the Securities; and

WHEREAS, Parent desires that the Holder agree, and the Holder is willing to agree, among other things, subject to the limitations herein, not to Transfer (as defined below) any of such Holder’s Securities, and to vote such Holder’s Securities in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

GENERAL

1.1 Definitions. This Agreement is one of the “Support Agreements” as defined in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owners” shall mean persons who Beneficially Own the referenced securities.

“Transfer” means any direct or indirect sale, lease, assignment, exchange, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any direct or indirect sale, lease, assignment, exchange, encumbrance, loan, pledge, grant of security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), of or in any Securities Beneficially Owned by Holder; provided that an assignment by the Holder in compliance with Section 6.17 shall not be deemed a Transfer hereunder.

ARTICLE II

AGREEMENT TO RETAIN SECURITIES

2.1 Transfer and Encumbrance of Securities.

(a) From the date hereof until the End Date (as defined below), the Holder shall not, with respect to any Securities Beneficially Owned by the Holder, (i) Transfer any such Securities, or (ii) deposit any such Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Securities (other than this Agreement) or grant any proxy or power of attorney with respect thereto, in each case except as expressly permitted herein, in any duly authorized amendment hereto or pursuant to an agreement entered into with, and for the benefit of, Parent.

(b) Notwithstanding Section 2.1(a), the Holder may (i) Transfer Securities (x) to one or more affiliates, (y) as bona fide gifts to any member of the Holder’s family or otherwise for estate planning purposes, or (z) by will, divorce decree, testamentary document or intestate succession upon the death of a Holder, if, as a condition to such Transfer, the recipient agrees in writing, in form and substance reasonably satisfactory to Parent, to be bound by this Agreement and delivers a copy of such executed written agreement to Parent prior to the consummation of such Transfer, (ii) Transfer Securities with the prior written consent of Parent (which consent may be granted or withheld by Parent in its sole discretion), (iii) Transfer Securities to effect a “net settlement” of Company Restricted Stock Awards or Company PSRUs to satisfy the Holder’s Tax withholding obligations upon the settlement of Company Restricted Stock Awards or Company PSRUs, (iv) enter into any swap, forward, loan or any other agreement, transaction or series of transactions with respect to any Securities, so long as such arrangements do not impede, interfere with or delay the performance by the Holder of such Holder’s obligations under this Agreement, (v) Transfer Securities pursuant to one or more bona fide charitable gifts to organizations, trusts, funds, donor-advised funds, private foundations or governmental entities described in Section 170(c) of the Internal Revenue Code, provided that (A) the aggregate number of Securities Transferred pursuant to this clause (v) shall not exceed an aggregate of 150,000 shares of Company Common Stock prior to the End Date and (B) such Transfers shall not reasonably be expected to materially adversely affect the obtaining of the Requisite Stockholder Approval or the consummation of the Merger or (vi) Transfer Securities pursuant to any Rule 10b5-1 trading plan in effect on the date of this Agreement and not thereafter amended in any manner that increases the number of Securities subject thereto, with the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed.

2.2 Additional Purchases; Adjustments. The Holder agrees that any additional equity securities (or any right or interest therein) of the Company that the Holder purchases or otherwise acquires Beneficial Ownership of after the execution of this Agreement and prior to the End Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Securities as of the date hereof. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction involving equity securities of the Company affecting the Securities, the terms of this Agreement shall apply to the resulting equity securities.

2.3 Unpermitted Transfers; Involuntary Transfers. Any Transfer of any Securities in violation of this Article II shall, to the fullest extent permitted by Law, be null and void ab initio and of no force and effect. In furtherance of the foregoing, the Holder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order to prevent any Transfer of any of the Securities in violation of this Agreement; provided, that any such stop transfer order will immediately be withdrawn and terminated by the Company following the termination, in accordance with Section 6.5, of the obligations of the Holder set forth in Article II and Article III. If any involuntary Transfer of any of the Holder’s Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

ARTICLE III

VOTING

3.1 Agreement to Vote. Prior to the End Date, the Holder irrevocably and unconditionally agrees that the Holder shall, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause the Securities to be counted as present thereat for the purpose of establishing a quorum and vote, or cause to be voted at such meeting, in each case, to the fullest extent that Holder’s Securities are entitled to vote thereon, all Securities (a) in favor of the adoption of the Merger Agreement and any other proposal considered and voted upon by the Company Stockholders at any Company Stockholders Meeting necessary for consummation of the transactions contemplated by the Merger Agreement, including the Merger; (b) against any Acquisition Proposal; (c) against any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries; (d) against any action, proposal or agreement that would reasonably be expected to (i) result in a breach of any covenant, representation or warranty of the Company under the Merger Agreement, in each case, in any material respect, or (ii) prevent or materially delay or adversely affect the consummation of the Merger; and (e) in favor of any proposal to adjourn or postpone any such meeting of the Company Stockholders to a later date if there are not sufficient votes to adopt the Merger Agreement. If the Holder is the Beneficial Owner, but not the holder of record, of any Securities, the Holder agrees to take all actions necessary to cause the holder of record and any nominees to vote (or exercise a consent with respect to) all of such Securities in accordance with Section 3.1. Notwithstanding anything herein to the contrary in this Agreement, this Section 3.1 shall not require the Holder to be present (in person or by proxy) or vote (or cause to be voted) any of the Securities to amend, modify or waive any provision of the Merger Agreement in a manner that decreases the amount or changes the form of consideration payable under the Merger Agreement, extends the Termination Date or otherwise adversely affects the Holder (solely in its capacity as such) in any material respect. Notwithstanding anything to the contrary in this Agreement, the Holder shall remain free to vote (or execute consents or proxies with respect to) the Securities with respect to any matter other than as set forth in this Section 3.1 in any manner the Holder deems appropriate.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Further Assurances. The Holder agrees that from and after the date hereof and until the End Date, the Holder shall not, and shall cause the Holder’s affiliates not to, take any action that would reasonably be expected to materially adversely affect or materially delay the ability to perform the Holder’s covenants and agreements under this Agreement. The Holder further agrees that, during the term of this Agreement and upon the reasonable request of Parent in writing, the Holder shall from time to time execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as are necessary to perform the Holder’s obligations under this Agreement.

4.2 Fiduciary Duties. The Holder is entering into this Agreement solely in the Holder’s capacity as the record or Beneficial Owner of the Securities and nothing herein is intended to or shall limit or affect any actions taken by the Holder or any of the Holder’s designees serving in his or her capacity as a director or officer of the Company or a Subsidiary of the Company. The taking of any actions (or failures to act) by the Holder or any of Holder’s designees serving as a director or officer of the Company or a Subsidiary of the Company (in such capacity as a director or officer) shall not be deemed to constitute a breach of this Agreement.

4.3 No Exercise of Appraisal Rights; Actions. The Holder (a) waives and agrees not to exercise any appraisal rights in respect of the Holder’s Securities that may arise with respect to the Merger and (b) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company, any Subsidiary of the Company or any of their respective successors, directors or officers relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger or the transactions contemplated by the Merger Agreement, including any such claim (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging breach of any fiduciary duty of any Person in connection with the Merger Agreement, this Agreement or the transactions contemplated hereby or thereby; provided, that nothing in this Section 4.3 shall restrict or prohibit the Holder from asserting (i) its right to receive the Per Share Price in accordance with the Merger Agreement and the DGCL or (ii) counterclaims or defenses in any proceeding brought or claims asserted against it by Parent, Merger Sub, the Company or any of their respective Subsidiaries or Affiliates and each of the successors and assigns relating to this Agreement or the Merger Agreement, or from enforcing its rights under this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF HOLDER

5.1 Representations and Warranties. The Holder hereby represents and warrants to Parent as follows:

(a) Ownership; Voting Power. As of the date of this Agreement, (i) the Holder has, with respect to the Securities, Beneficial Ownership of and good and valid title to such Securities, (ii) the Securities constitute all of the shares of Company Common Stock Beneficially Owned by the Holder as of the date hereof, (iii) other than this Agreement or arising under or pursuant to the Company’s certificate of incorporation or bylaws, (A) there are no agreements or arrangements of any kind, contingent or otherwise, to which the Holder is a party obligating the Holder to Transfer or cause to be Transferred to any person any of the Securities which would result in a violation of Article II, (B) no person has any contractual or other right or obligation to purchase or otherwise acquire any of the Securities which would result in a violation of Article II and (C) the Holder has voting power, power of disposition, power to Transfer, power to issue instructions with respect to the matters set forth herein and power to agree to all of the matters set forth in this Agreement and to enable Holder to comply with the requirements of Article II and Article III, in each case with respect to all of the Securities, except for applicable state and federal securities Laws.

(b) Organization; Authority. If the Holder is an entity, the Holder is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. The Holder has full power, authority, and if an individual, full legal capacity, and is duly authorized to, make, enter into and carry out the terms of this Agreement and to perform the Holder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Holder and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity), and no other action is necessary to authorize the execution and delivery by the Holder or the performance of the Holder’s obligations hereunder.

(c) No Violation. The execution, delivery and performance by the Holder of this Agreement will not (i) violate any provision of any Law applicable to the Holder, including any order, judgment or decree applicable to the Holder; or (ii) conflict with, or result in a breach or default under, any agreement or instrument to which the Holder is a party or any term or, where the Holder is an entity, condition of the Holder’s certificate of incorporation, bylaws, certificate of formation, limited liability company agreement, trust agreement, or comparable organizational documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Holder’s ability to satisfy the Holder’s obligations hereunder.

(d) Consents and Approvals. The execution and delivery by the Holder of this Agreement, and the performance of the Holder’s obligations hereunder, does not require the Holder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Authority, except such filings and authorizations as may be required under applicable Law (including the Exchange Act).

(e) Absence of Litigation. To the knowledge of the Holder, as of the date hereof, there is no Legal Proceeding pending against, or threatened in writing against the Holder that would reasonably be expected to prevent the performance by the Holder of the Holder’s obligations under this Agreement.

(f) Absence of Other Voting Agreements. As of the date hereof, except as set forth herein, none of the Securities is subject to any (i) voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with or would result in a violation or breach of this Agreement or (ii) pledge agreement pursuant to which the Holder does not retain sole and exclusive voting rights with respect to the Securities subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

ARTICLE VI

MISCELLANEOUS

6.1 No Solicitation. Subject in all cases to Section 4.2, until the earlier of the Effective Time and the date the Merger Agreement is validly terminated in accordance with its terms, the Holder agrees that the Holder will not, and will cause the Holder’s controlled affiliates not to, and will use reasonable best efforts to cause the Holder’s Representatives acting on the Holder’s behalf not to, directly or indirectly, take any action that would be a breach of Section 5.3 of the Merger Agreement (without giving effect to any amendment or modification thereto after the date hereof) to the extent that any of the Company or its Subsidiaries or their respective Representatives are prohibited from taking such action pursuant to Section 5.3 of the Merger Agreement; provided, however, that nothing in this Section 6.1 shall prohibit or restrict the Stockholder from (i) participating or engaging in discussions or negotiations with any Person, pursuant to an Acceptable Confidentiality Agreement at a time when the Company is permitted to participate or engage in such discussions or negotiations, with respect to a voting and support agreement or similar arrangement in connection with any Acquisition Proposal or (ii) entering into a customary voting and support agreement or similar arrangement in connection with a Superior Proposal. Notwithstanding the foregoing, to the extent the Company complies with its obligations under Section 5.3 of the Merger Agreement and participates in discussions or negotiations with a person regarding an Acquisition Proposal, the Holder and/or any of the Holder’s controlled Affiliates and/or the Holder’s Representatives may engage in discussions or negotiations with such person to the extent that the Company can act under Section 5.3 of the Merger Agreement.

6.2 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement may only be brought against, the individuals or entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to each party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equityholder, affiliate, agent, attorney, advisor, consultant or Representative or affiliate of the Holder (each, a “Holder Related Party”) shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of or made under this Agreement or in respect of any oral representations made or alleged to have been made in connection herewith (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated by this Agreement; provided, however, that for the avoidance of doubt, nothing contained in this Section 6.2 shall be deemed to limit or otherwise modify the liability of any of the Buyer Parties or the Company under the Merger Agreement. Parent acknowledges that neither the Holder nor any Holder Related Party has made, and Parent has not relied upon, any representation related to the matters contemplated by this Agreement, except as set forth in Article V.

6.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Securities. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to the Holder, and Parent shall not have any authority to exercise any power or authority to direct the Holder in the voting or disposition of any Securities, except as otherwise expressly provided herein.

6.4 Disclosure. The Holder consents to and authorizes the publication and disclosure by the Company and Parent of the Holder’s identity and holding of Securities and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, including the Proxy Statement, and any other disclosure document required by applicable Law to be filed with the SEC or other Governmental Authority in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.

6.5 Termination. This Agreement shall terminate at the earlier of (a) the date and time the Merger Agreement is validly terminated in accordance with its terms, (b) the Effective Time, (c) the date and time the Requisite Stockholder Approval is obtained or (d) the date on which the Merger Agreement is amended in a manner that decreases the amount or changes the form of consideration payable under the Merger Agreement, extends the Termination Date or otherwise adversely affects such Holder (solely in its capacity as such) in any material respect, in each case, without the written consent of the Holder (which consent may be denied by the Holder in his sole discretion) (such date, the “End Date”).

6.6 Public Announcements. The Holder (in its capacity as such) shall not make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent (such consent not to be unreasonably withheld), except (a) as required by applicable federal securities Law, in which case Parent shall have a reasonable opportunity to review and comment on such communication, and (b) for any such communication that is materially consistent with previous public announcements by the Company or Parent.

6.7 Amendments; Waivers. At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of Parent and the Holder or, in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding anything in this Section 6.7 to the contrary, to the extent that, after the date hereof, Parent agrees to waive any provision contained in any other Support Agreement, Parent shall be deemed to have granted, and Holder shall receive the benefit of, such waiver in respect of this Agreement without any requirement of further action by any party hereto.

6.8 Reliance. The Holder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Holder’s execution and delivery of this Agreement.

6.9 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, whether or not the Merger is consummated.

6.10 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (a) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (c) immediately upon delivery by hand or by email transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto), in each case to the intended recipient as set forth below, or pursuant to such other instructions as may be designated in writing by the party hereto to receive such notice:

if to the Holder, to the Holder’s address set forth on Schedule A

and

if to Parent, to:

Prive Parent, Inc.

400 Convention Street, Suite 1010

Baton Rouge, Louisiana 70802

Attention: Christopher Dillon

Lucie R. Kantrow

E-mail:	[redacted]

[redacted]

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention:	William J. Benitez, P.C.; D. Alex Robertson, P.C.; Jonathan Sapp
E-mail:	wbenitez@kirkland.com; alex.robertson@kirkland.com;
jonathan.sapp@kirkland.com

Any notice received by email at the addressee’s email address or otherwise at the addressee’s location on any business day after 5:00 p.m., addressee’s local time, or on any day that is not a business day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next business day. From time to time, either party hereto may provide notice to the other party of a change in its address or email address through a notice given in accordance with this Section 6.10, except that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 6.10 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice or (B) that is one business day after such notice would otherwise be deemed to have been received pursuant to this Section 6.10.

6.11 Interpretation. When a reference is made in this Agreement to a Section or an Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any certificate or other document made or delivered pursuant to this Agreement but not otherwise defined therein shall have the meaning as defined in this Agreement. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. Any agreement or instrument defined or referred to herein or any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and references to all attachments thereto and instruments incorporated therein, in each case, to the extent permitted by this Agreement. Any statute or regulation referred to herein means such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, includes any rules and regulations promulgated under such statute), and references to any section of any statute or regulation include any successor to such section. References to any person include such person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement. As used herein, (a) “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York are authorized by Law or executive order to remain closed, (b) the term “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Authority, and any permitted successors or assigns of such person, (c) “equity securities” means, with respect to a corporation or other entity, any shares of capital stock or other equity interests of such corporation or other entity, and any options, warrants, convertible notes, or other rights, agreements, or instruments that are directly or indirectly convertible into, or exercisable or exchangeable for, any such shares or other interests, (d) an “affiliate” means as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither Parent nor any of its Subsidiaries shall be deemed to be an affiliate of the Holder.

6.12 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. This Agreement may be executed by electronic signature (including .pdf, DocuSign, or similar electronic signature technology), and any such electronic signature shall constitute an original for all purposes. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

6.13 No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, or similar relationship between the parties hereto or a presumption that the parties hereto are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

6.14 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

6.15 Entire Agreement. This Agreement (including the schedules hereto) constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings, among the parties hereto with respect to the subject matter hereof and thereof.

6.16 Governing Law; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT AND ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (WHETHER IN CONTRACT, IN TORT, UNDER STATUTE OR OTHERWISE) SHALL BE GOVERNED BY, AND INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, INCLUDING ITS STATUTES OF LIMITATIONS, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(b) EACH OF THE PARTIES HERETO IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT BY ANY PARTY HERETO OR ITS AFFILIATES AGAINST ANY OTHER PARTY HERETO OR ITS AFFILIATES SHALL BE BROUGHT AND DETERMINED IN THE CHOSEN COURTS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE AFORESAID CHOSEN COURTS FOR ITSELF AND WITH RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, WITH REGARD TO ANY SUCH LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES HERETO AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING RELATING THERETO EXCEPT IN THE CHOSEN COURTS, OTHER THAN ACTIONS IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE ANY JUDGMENT, DECREE OR AWARD RENDERED BY ANY SUCH COURT IN DELAWARE AS DESCRIBED HEREIN. EACH OF THE PARTIES HERETO FURTHER AGREES THAT NOTICE AS PROVIDED HEREIN SHALL CONSTITUTE SUFFICIENT SERVICE OF PROCESS AND THE PARTIES HERETO FURTHER WAIVE ANY ARGUMENT THAT SUCH SERVICE IS INSUFFICIENT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION OR AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (I) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE CHOSEN COURTS AS DESCRIBED HEREIN FOR ANY REASON, (II) THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCEEDING COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) OR (III) THAT (A) THE LEGAL PROCEEDING IN ANY SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (B) THE VENUE OF SUCH LEGAL PROCEEDING IS IMPROPER OR (C) THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) IT MAKES THIS WAIVER VOLUNTARILY; AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.16.

6.17 Assignment; Binding Effect. Other than pursuant to a Transfer of Securities permitted by Section 2.1(b), neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence and except as set forth in Article II, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

6.18 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, prior to the termination of this Agreement pursuant to Section 6.5, each party hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts, in each case in accordance with this Section 6.18, this being in addition to any other remedy to which such party hereto is entitled at Law or in equity. Each of the parties hereto hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post any bond or other security as a prerequisite to obtaining equitable relief.

6.19 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement and all other conditions and provisions herein shall remain in full force and effect. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

6.20 Non-Survival of Representations, Warranties and Covenants. None of the representations, warranties or covenants in this Agreement shall survive the End Date.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

PRIVE PARENT, INC.

By:	/s/ Mark D. Spender
Name: Mark D. Spender
Title: President

[Signature Page to the Voting and Support Agreement]

GARY P. BOWMAN

/s/ Gary P. Bowman
Name: Gary P. Bowman

Bowman Family Asset Management, LLC

By:	/s/ Gary P. Bowman
Name: Gary P. Bowman
Title: Its Manager

[Signature Page to the Voting and Support Agreement]

Schedule A

Name of Holder	Address and Notice Information		Shares of Company Common Stock Beneficially Owned
Gary P. Bowman	[Redacted	]	905,448
Bowman Family Asset Management, LLC	[Redacted	]	1,351,235

Schedule A